                                                              Exhibit 1

_______________________

SUPPLEMENT NO. 1 TO PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
_______________________

                                                       June 17, 2009
TO THE SHAREHOLDERS OF
OCEANFREIGHT INC.

Last month you received the Proxy Statement of OceanFreight Inc. (the "Company") dated May 15, 2009 (the "Proxy Statement"), for the Company's Annual Meeting of Shareholders (the "Meeting") which was originally scheduled to be held on June 25, 2009. By this Supplement No. 1 to the Proxy Statement, we notify you as follows:

1.           The Meeting is postponed to July 13, 2009 at 10:00 a.m. local time, and will still take place at the Company's offices located at 80 Kifissias Avenue, GR 151 25, Marousi, Athens, Greece. We have postponed the meeting in order to afford the Company's shareholders sufficient time, to consider the matters on the agenda, as amended.

2.    The Company has amended its proposal (Proposal Two) to increase its authorized capital stock to provide that only the authorized common stock will be increased. The authorized preferred stock will remain the same. This amendment is show below in Appendix A, marked against the version you received in your Proxy Statement. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL TWO, AS AMENDED.

Important Information Regarding Voting

All prior shareholder votes previously received on all proposals, including proposal two, will remain counted unless changed by a later vote, which may be delivered via the amended proxy card that is enclosed, by a vote at the Meeting or by contacting our proxy solicitor, Okapi Partners at 1(877) 259-6290, or by email at info@okapipartners.com. Shareholders can access documents related to the Meeting at:  www.ocnf.agmdocuments.com.

Very truly yours,

Anthony Kandylidis Chief Executive Officer, President, Interim Chief Financial Officer, and Director

Required Vote. Adoption of Proposal Two will require the affirmative vote of the holders of a majority of the Company's outstanding shares entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.

        June 17, 2009
        Athens, Greece

2

May 15, 2009

TO THE SHAREHOLDERS OF OCEANFREIGHT INC.

Enclosed are a Notice of the 2009 Annual Meeting of Shareholders (the "Meeting") of OceanFreight Inc. (the "Company") which will be held at the Company's offices located at 80 Kifissias Avenue, GR 151 25, Marousi, Athens, Greece on June 25, 2009 at 10:00 a.m. local time, and related materials.

At the Meeting, shareholders of the Company will consider and vote upon proposals:

1.	To elect two Class B Directors to serve until the 2012 Annual Meeting of Shareholders ("Proposal One");

2.
To approve an amendment to the Company's Amended and Restated Articles of Incorporation increasing the Company's authorized Class A common stock, par value $.01 per share, to one billion (1,000,000,000) shares and increasing the Company's authorized preferred shares, par value $0.01 per share, to twenty-five million (25,000,000) shares ("Proposal Two");

3.	To approve the appointment of Ernst & Young (Hellas), Certified Auditors Accountants S.A., as the Company's independent auditors for the fiscal year ending December 31, 2009 ("Proposal Three"); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Adoption of Proposal One will require the vote of a plurality of the votes cast at the Meeting by the holders of shares entitled to vote in the election. Adoption of Proposal Two will require the affirmative vote of the holders of a majority of the Company's outstanding shares entitled to vote at the Meeting. Adoption of Proposal Three will require the affirmative vote of the holders of a majority of the votes cast at the Meeting by the holders of shares entitled to vote at the Meeting.

You are cordially invited to attend the Meeting in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED BY MANAGEMENT IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

Very truly yours,
Anthony Kandylidis Chief Executive Officer, President, Interim Chief Financial Officer, and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2009

    NOTICE IS HEREBY given that the Annual Meeting of Shareholders (the "Meeting") of OceanFreight Inc. (the "Company") will be held at the Company's principal executive offices at 80 Kifissias Avenue, GR 151 25, Marousi, Athens, Greece on June 25, 2009 at 10:00 a.m. local time, for the following purposes, of which items 1, 2 and 3 are more completely set forth in the accompanying Proxy Statement:

1.	To elect two Class B Directors to serve until the 2012 Annual Meeting of Shareholders ("Proposal One");

2.
To approve an amendment to the Company's Amended and Restated Articles of Incorporation increasing the Company's authorized Class A common stock, par value $.01 per share, to one billion (1,000,000,000) shares and increasing the Company's authorized preferred shares, par value $0.01 per share, to twenty-five million (25,000,000) shares ("Proposal Two");

3.	To approve the appointment of Ernst & Young (Hellas), Certified Auditors Accountants S.A., as the Company's independent auditors for the fiscal year ending December 31, 2009 ("Proposal Two"); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on May 14, 2009 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. ANY SIGNED PROXY RETURNED AND NOT COMPLETED WILL BE VOTED BY MANAGEMENT IN FAVOR OF ALL PROPOSALS PRESENTED IN THE PROXY STATEMENT.

If you attend the Meeting, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Stefanos Delatolas Secretary
May 15, 2009
Athens, Greece

_______________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2009
_______________________

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the board of directors of OceanFreight Inc., a Marshall Islands corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Company's principal executive offices at 80 Kifissias Avenue, GR 151 25 Marousi, Athens, Greece, on June 25, 2009 at 10:00 a.m. local time, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are expected to be mailed to shareholders of the Company entitled to vote at the Meeting on or about May 18, 2009.

VOTING RIGHTS AND OUTSTANDING SHARES

Each shareholder of record at the close of business on May 14, 2009 (the "Record Date") is entitled to one vote for each share of Class A common stock, par value $0.01 per share (the "Common Shares") then held. One or more shareholders representing at least a majority of the shares issued and outstanding shall constitute a quorum for the purposes of the Meeting. The Common Shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted FOR the proposals set forth on the Notice of Annual Meeting of Shareholders.

The Common Shares are quoted on The Nasdaq Global Market under the symbol "OCNF."

    REVOCABILITY OF PROXIES

A shareholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company, at the Company's principal executive offices at 80 Kifissias Avenue, GR 151 25 Marousi, Athens, Greece, a written notice of revocation by a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company has five directors on the board of directors, which is divided into three classes. As provided in the Company's Amended and Restated Articles of Incorporation, after the initial term, each director is elected to serve for a three-year term, until such director's successor is duly elected and qualified, except in the event of his death, resignation, removal or earlier termination of his term of office. The term of the Company's two Class B Directors expires at the Meeting. Accordingly, the board of directors has nominated Antonis Kandylidis and Panagiotis A. Korakas, both of whom are Class B Directors, for election as directors whose term would expire at the Company's 2012 Annual Meeting of Shareholders or whenever their successors are duly appointed and shall qualify.

Unless the proxy is marked to indicate that such authorization is expressly withheld, the persons named in the enclosed proxy intend to vote the shares authorized thereby FOR the election of the following nominees. It is expected that such nominees will be able to serve, but if before the election it develops that a nominee is unavailable, the persons named in the accompanying proxy will vote for the election of such substitute nominee as the current board of directors may recommend.

Nominees for Election to the Company's Board of Directors

Information concerning the nominees for director of the Company is set forth below:

Name	Age	Position
Antonis Kandylidis	31	President, Chief Executive Officer/Interim Chief Financial Officer and Class B Director
Panagiotis A. Korakas	59	Class B Director

Certain biographical information about Messrs. Kandylidis and Korakas is set forth below.

Antonis Kandylidis is our President, Chief Executive Officer, Interim Chief Financial Officer and a director. Mr. Kandylidis started his career at OMI Corporation's commercial department. During his tenure at OMI Corporation he gained significant experience in the tanker vessel business and held various positions with responsibilities spanning Sale and Purchase, Time Charters, FFA Trading, Corporate Finance and Strategic Planning. In the spring of 2006, he returned to Greece where he provided consultancy services to companies affiliated with ship-owner Mr. George Economou. In September of 2006, Mr. Kandylidis founded OceanFreight Inc. and in April of 2007, he took the Company public. Mr. Kandylidis graduated Magna Cum Laude from Brown University and continued his studies at the Massachusetts Institute of Technology where he graduated with a Masters degree of Science in Ocean Systems Management.

Panagiotis A. Korakas was born 1950 in Athens, Greece. Mr. Korakas has had an extensive career in the construction and construction materials industry, both as an executive and an entrepreneur. For almost ten years, Mr. Korakas was the General Manager of Korakas & Partners, a commercial construction entity, while during the last 15 years he has run a business enterprise specializing in advanced composite metal construction.

Audit Committee. The Company's board of directors has established an Audit Committee, consisting of three members, which is responsible for reviewing the Company's accounting controls and the appointment of the Company's outside auditors. The Audit Committee currently consists of Messrs. Souras, Liveris and Korakas.

Compensation Committee. The Company's board of directors has established a Compensation Committee, consisting of three members, which is responsible for reviewing the Company's compensation of executive officers and providing such other guidance with respect to compensation matters as the Compensation Committee deems appropriate. The Compensation Committee currently consists of Messrs. Souras, Liveris and Korakas.

Nominating and Corporate Governance Committee. The Company's board of directors has established a Nominating and Corporate Governance Committee, consisting of three members, which is responsible for identifying, evaluating and recommending individuals to the board of directors for selection as director nominees, as well as advising the board of directors with regard to corporate governance practices. The Nominating and Corporate Governance Committee currently consists of Messrs. Souras, Liveris and Korakas.

Required Vote. Adoption of Proposal One will require the vote of a plurality of the votes cast at th, Meeting by the holders of shares entitled to vote in the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED DIRECTORS. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF THE PROPOSED DIRECTOR UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL TWO

AMENDMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

The board of directors is submitting for approval at the Meeting an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Class A common stock, par value $0.01 per share, to one billion (1,000,000,000) shares ("Common Shares"), and increasing the number of authorized preferred shares, par value $0.01 per share, to twenty-five million (25,000,000) shares ("Preferred Shares"). The Company currently has authorized ninety-five million (95,000,000) Common Shares. As of May 8, 2009, 62,894,493 Common Shares are issued and outstanding, leaving a margin of only 32,105,507 unissued Common Shares.

The Company believes it will benefit from having the flexibility to issue additional Common Shares without the delay and expense of calling shareholder meetings. This will enable the Company's board of directors to strengthen the Company's equity base quickly, when necessary. The Company also believes it will benefit from a concurrent increase in the number of authorized Preferred Shares to meet any needs that may arise, including under the Company's stockholders rights agreement dated April 30, 2008.

The board of directors has approved an amendment to the Company's Amended and Restated Articles of Incorporation to replace Section D, Subsection (a) thereof and replace it in its entirety with the following:

"D. (a) The corporation is authorized to issue an aggregate of one billion-thirty-five million (1,035,000,000) registered shares of stock, consisting of:

"1.       One billion (1,000,000,000) shares of Class A common stock, with a par value of one United  States  cent (U.S.$0.01) per share ("Common Shares");"

2.    ten million (10,000,000) shares of Class B common stock, with a par value of one United States cent (US$0.01) per share (the "Subordinated Shares"); and

3.    twenty-five million (25,000,000) preferred shares, with a par value of one United States cent (US$0.01) per share (the "Preferred Shares"). The Board of Directors is hereby authorized to provide for the issuance of all or any shares of the Preferred Shares in one or more classes or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the issue of such class or series.

The relative powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Shares and the Subordinated Shares shall be in all respects identical except for the amount of dividends which from Operating Surplus during the Subordination Period shall be paid or distributed as further provided in this Section D.

Required Vote. Adoption of Proposal Two will require the affirmative vote of the holders of a majority of the Company's outstanding shares entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.

PROPOSAL THREE

APPROVAL OF APPOINTMENT OF
INDEPENDENT AUDITORS

    The board of directors is submitting for approval at the Meeting the selection of Ernst & Young (Hellas), Certified Auditors Accountants S.A., as the Company's independent auditors for the fiscal year ending December 31, 2009.

    Ernst & Young (Hellas), Certified Auditors Accountants S.A., has advised the Company that the firm does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past three fiscal years other than in its capacity as the Company's independent auditors.

    All services rendered by the independent auditors are subject to review by the Audit Committee.

    Required Vote. Adoption of Proposal Three will require the affirmative vote of the holders of a majority of the votes cast at the Meeting by the holders of shares entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG (HELLAS), CERTIFIED AUDITORS ACCOUNTANTS S.A., AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. UNLESS REVOKED AS PROVIDED ABOVE, PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A CONTRARY VOTE IS SPECIFIED.

SOLICITATION

The cost of preparing and soliciting proxies will be borne by the Company. Solicitation will be made primarily by mail, but shareholders may be solicited by telephone, email, or personal contact. The board of directors has retained Okapi Partners LLC as proxy solicitor in connection with the Meeting. If you have any questions or need assistance in voting your proxy, please contact Okapi Partners at the toll-free number or email address listed below.

Okapi Partners LLC 780 Third Avenue, 30th Floor New York, New York 10017 (212) 297-0720 Toll Free: (877) 259-6290 info@okapipartners.com

Shareholders can access documents related to the Meeting at: www.ocnf.agmdocuments.com.

EFFECT OF ABSTENTIONS

Abstentions will not be counted in determining whether Proposals One or Three have been approved. Abstentions will have the effect of voting AGAINST Proposal Two.

OTHER MATTERS

No other matters are expected to be presented for action at the Meeting. Should any additional matter come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons named in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Stefanos Delatolas Secretary
May 15, 2009
Athens, Greece

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ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

OCEANFREIGHT INC.

July 13, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.ocnf.agmdocuments.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230030000000000000 7 071309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. **Election of Class B Directors** ("Proposal One")

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Antonis Kandylidis
○ Panagiotis A. Korakas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. **Approve an Amendment to the Articles of Incorporation.** The Board recommends shareholder approval of an amendment to the Company's Articles of Incorporation increasing the Company's authorized Class A common stock, par value $.01 per share, to one billion (1,000,000,000) shares ("Proposal Two");	☐	☐	☐
3. **Approve the Appointment of Independent Auditors.** The Board has selected the firm of Ernst & Young (Hellas), Certified Auditors Accountants S.A. as the Company's independent auditors to audit the financial statements of OceanFreight Inc. for the fiscal year ending December 31, 2009 and recommends that shareholders vote for approval of this appointment. ("Proposal Three")	☐	☐	☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

OCEANFREIGHT INC.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints Anthony Kandylidis as proxy, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of OceanFreight Inc. held of record by the undersigned on May 14, 2009, at the Annual General Meeting of Shareholders to be held at the Company's offices located at 80 Kifissias Avenue, GR 151 25, Marousi, Athens, Greece on July 13, 2009 at 10:00 a.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

OCEANFREIGHT INC.

July 13, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.ocnf.agmdocuments.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230030000000000000 7 071309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. **Election of Class B Directors** ("Proposal One")

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Antonis Kandylidis
○ Panagiotis A. Korakas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. **Approve an Amendment to the Articles of Incorporation.** The Board recommends shareholder approval of an amendment to the Company's Articles of Incorporation increasing the Company's authorized Class A common stock, par value $.01 per share, to one billion (1,000,000,000) shares ("Proposal Two");	☐	☐	☐
3. **Approve the Appointment of Independent Auditors.** The Board has selected the firm of Ernst & Young (Hellas), Certified Auditors Accountants S.A. as the Company's independent auditors to audit the financial statements of OceanFreight Inc. for the fiscal year ending December 31, 2009 and recommends that shareholders vote for approval of this appointment. ("Proposal Three")	☐	☐	☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.